Exhibit 1.3

Amendment No. 1 to Sales Agreement

March 13, 2026

Roth Capital Partners, LLC

888 San Clemente Drive, Suite 400

Newport Beach, CA 92660

Ladies and Gentlemen:

Reference is hereby made to the Sales Agreement dated August 29, 2025 (the “Original Sales Agreement”) by and between Stereotaxis, Inc., a Delaware corporation (the “Company”) and Roth Capital Partners, LLC (the “Agent”). All capitalized terms not defined herein shall have the meanings ascribed to them in the Original Sales Agreement. The Company and the Agent desire to amend the Original Sales Agreement as set forth in this Amendment No. 1 thereto (this “Amendment”) as follows:

1. The reference to “an aggregate offering price of up to $50,000,000” in the first paragraph of Section 1 of the Original Sales Agreement shall not include any aggregate price of the Common Stock sold prior to the effective date of this Amendment.

2. The second paragraph of Section 1 of the Original Sales Agreement shall be deleted in its entirety, and the following shall be inserted in lieu thereof:

“The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”), with the Commission a registration statement on Form S-3, initially filed on March 13, 2026, including a base prospectus, relating to certain securities, including the Placement Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”). The Company has prepared a prospectus specifically relating to the Placement Shares included as part of such registration statement. The Company will furnish to the Agent, for use by the Agent, copies of any prospectus included as part of such registration statement relating to the Placement Shares. Except where the context otherwise requires, such registration statement, and any post-effective amendment thereto, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act, or any subsequent registration statement on Form S-3 filed pursuant to Rule 415(a)(6) under the Securities Act by the Company to cover any Placement Shares, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by any prospectus and/or prospectus supplement, in the form in which such prospectus and/or prospectus supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any then issued Issuer Free Writing Prospectus (defined below), is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto, shall be deemed to refer to and include the documents incorporated or deemed to be incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein (the “Incorporated Documents”). For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System, or if applicable, the Interactive Data Electronic Application system when used by the Commission (collectively, “EDGAR”).”

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3. The effective date of this Amendment shall be the effectiveness date of the Company’s registration statement on Form S-3 initially filed with the Securities and Exchange Commission on March 13, 2026.

4. Except as specifically set forth herein, all other provisions of the Original Sales Agreement shall remain in full force and effect.

5. This Amendment together with the Original Sales Agreement (including all exhibits attached hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Amendment nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Agent. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Amendment.

6. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

7. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed amendment by one party to the other may be made by facsimile transmission or electronic transmission (e.g., PDF).

[Remainder of Page Intentionally Blank]

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If the foregoing correctly sets forth the understanding between the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this Amendment shall constitute a binding amendment to the Original Sales Agreement between the Company and the Agent.

Very truly yours,

STEREOTAXIS, INC.

By:	/s/ David L. Fischel
Name:	David L. Fischel
Title:	Chief Executive Officer

ACCEPTED as of the date first-above written:

ROTH CAPITAL PARTNERS, LLC

By:	/s/ Aaron M. Gurewitz
Name:	Aaron M. Gurewitz
Title:	President & Head of Investment Banking

[Signature Page to Amendment No. 1 to Sales Agreement]